                                                                 EXHIBIT 99.5(S)


November 25, 2003


Mr. Lynn L. Anderson
Chairman of the Board and President
SSgA Funds
909 A Street
Tacoma, WA 98402

RE:  SSgA Funds Reimbursements and Waivers

Dear Lynn:

SSgA Funds Management, Inc. ("SFM"), as advisor to the SSgA Funds (the "Funds"), agrees to reimburse the Funds for all expenses on an annual basis as shown in the table below until December 31, 2004.

          SSgA FUND NAME                          REIMBURSEMENT                  EXPIRATION DATE
-------------------------------------   ----------------------------------   ------------------------
MSCI EAFE Index                         All expenses in excess of .40%       December 31, 2004

S&P 500 Index                           All expenses in excess of .18%       December 31, 2004

Intermediate Fund                       All expenses in excess of .60%       December 31, 2004

International Growth Opportunities      All expenses in excess of 1.10%      December 31, 2004

Life Solutions Balanced                 All expenses in excess of .45%       December 31, 2004

Life Solutions Growth                   All expenses in excess of .45%       December 31, 2004

Life Solutions Income and Growth        All expenses in excess of .45%       December 31, 2004

Tuckerman Active REIT                   All expenses in excess of 1.00%      December 31, 2004

Aggressive Equity                       All expenses in excess of 1.10%      December 31, 2004

Special Equity                          All expenses in excess of 1.10%      December 31, 2004

Core Opportunities                      All expenses in excess of 1.10%      December 31, 2004

High Yield Bond                         All expenses in excess of .75%       December 31, 2004

Bond Market                             All expenses in excess of .50%       December 31, 2004

Emerging Markets                        All expenses in excess of 1.25%      December 31, 2004

International Stock Selection           All expenses in excess of 1.00%      December 31, 2004

IAM SHARES                              All expenses in excess of .65%       December 31, 2004

Prime Money Market                      All expenses in excess of .20%       December 31, 2004

US Treasury Money Market                All expenses in excess of .20%       December 31, 2004

Money Market                            All expenses in excess of .40%       December 31, 2004

In addition, SFM agrees to the following management fee waivers on an annual basis for certain Funds in the amounts and for the expiration dates shown in the table below.

          SSgA FUND NAME                            WAIVER                       EXPIRATION DATE
-------------------------------------   ---------------------------------    ------------------------
Intermediate                            .50% of .80% management fee          December 31, 2010

Prime Money Market                      .05% of .15% management fee          December 31, 2010

US Treasury Money Market                .15% of .25% management fee          December 31, 2010

This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements for the Funds specifically named above may, at SFM's option, continue after the dates designated above, but may be revised or eliminated at any time thereafter without notice. Furthermore, the letter dated August 21, 2003 setting forth the waivers and reimbursements with respect to Class R Shares named therein, Class T Shares named therein and the SSgA Large Cap Value and Large Cap Growth Opportunities Funds, is incorporated herein by reference to form the complete agreement of such waivers and reimbursements with respect to the SSgA Funds.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

By:   /S/ AGUSTIN J. FLEITES
    ------------------------

Its: PRESIDENT


Accepted and Agreed:

SSgA Funds, on behalf of the portfolios named above


By: /S/ LYNN L. ANDERSON

Its: PRESIDENT